EXHIBIT 16.1



           Letter of PLS CPA, A Professional Corp., dated June 8, 2015



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                          PLS CPA, A PROFESSIONAL CORP.
                    * 4725 MERCURY STREET #210 * SAN DIEGO *
                  CALIFORNIA 92111* * TELEPHONE (858)722-5953 *
                   FAX (858) 858-761-0341 * FAX (858) 433-2979
                         * E-MAIL changgpark@gmail.com *



June 8, 2015


Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549-7561


Re:  Free Flow, Inc.


Dear Madame or Sir


On May 22, 2015 our appointment as auditor for Free Flow, Inc., ceased. We have read Free Flow, Inc.'s statement included under Item 4.01 of its Form 8-K dated May 22, 2015 and agree with such statements, insofar as they apply to us.


Very truly yours,
/s/ PLS CPA
----------------------------
PLS CPA, A Professional Corp.
San Diego, CA 92111

















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